          As filed with the Securities and Exchange Commission on April 12, 2002
                                                 Registration No. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                               DURECT CORPORATION
             (Exact name of Registrant as specified in its charter)

                Delaware                                    94-3297098
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                                 10240 Bubb Road
                               Cupertino, CA 95014
                    (Address of Principal Executive Offices)

                             -----------------------

              DURECT Corporation 2000 Employee Stock Purchase Plan
                       DURECT Corporation 2000 Stock Plan
                            (Full title of the plans)

                             -----------------------

                                 James E. Brown
                             Chief Executive Officer
                               DURECT Corporation
                                 10240 Bubb Road
                               Cupertino, CA 95014
                     (Name and address of agent for service)

                                 (408) 777-1417
          (Telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

                                  Mark B. Weeks
                                 Stephen B. Thau
                               Ughetta T. Manzone
                                Venture Law Group
                           A Professional Corporation
                               2775 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)

----------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                      Proposed         Proposed
                                                                       maximum          maximum         Amount of
      Title of each class of securities           Amount to be     offering price      aggregate       registration
               to be registered                   registered(1)       per share      offering price        fee
----------------------------------------------------------------------------------------------------------------------
DURECT Corporation 2000 Employee Stock Purchase Plan
   Common Stock,
   $0.0001 par value .......................      225,000 Shares      $6.532(2)      $ 1,469,700.00      $  135.21


DURECT Corporation 2000 Stock Plan
   Common Stock,
   $0.0001  par value ......................    2,250,000 Shares      $7.685(3)      $17,291,250.00      $1,590.80

   TOTAL                                        2,475,000 Shares                     $18,760,950.00      $1,726.01

_____________________
(1) This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on April 9, 2002, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

 (3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on April 9, 2002.

The contents of the Registration Statement on Form S-8 filed by the issuer on May 18, 2001, file number 333-61244, are incorporated by reference. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on April 12, 2002.

                                 DURECT CORPORATION


                                 By:  /s/ James E. Brown
                                      -----------------------------------------
                                      James E. Brown
                                      President, Chief Executive Officer and a
                                      Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Brown and Thomas A. Schreck, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                      Title                                  Date
           ---------                                      -----                                  ----
/s/ James E. Brown                        President, Chief Executive Officer and a           April 12, 2002
------------------------------------
James E. Brown                              Director (Principal Executive Officer)

/s/ Felix Theeuwes                        Chairman of the Board and Chief Scientific         April 12, 2002
------------------------------------
Felix Theeuwes                              Officer

/s/ Thomas A. Schreck                     Chief Financial Officer and a Director             April 12, 2002
------------------------------------
Thomas A. Schreck                           (Principal Financial and Accounting
                                            Officer)

/s /James R. Butler                       Director                                           April 12, 2002
------------------------------------
James R. Butler

/s/ John L. Doyle                         Director                                           April 12, 2002
------------------------------------
John L. Doyle

/s/ Matthew V. McPherron                  Director                                           April 12, 2002
------------------------------------
Matthew V. McPherron

/s/ Armand P. Neukermans                  Director                                           April 12, 2002
------------------------------------
Armand P. Neukermans

/s/ Albert L. Zesiger                     Director                                           April 12, 2002
------------------------------------
Albert L. Zesiger

                                INDEX TO EXHIBITS

Exhibit
Number
------

  5.1       Opinion of Venture Law Group, a Professional Corporation

 23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

 23.2       Consent of Ernst & Young LLP, Independent Auditors.

 24.1       Powers of Attorney (see signature page).